EXHIBIT 99.1

Contact:
Heather Ferrante
ViaSat Inc.
760-476-2633 www.viasat.com

ViaSat Announces New Records for Fiscal 2007 Results
Carlsbad, CA — May 14, 2007 — ViaSat Inc. (NASDAQ: VSAT), a leading producer of innovative satellite and other wireless communications and networking systems, today announced financial results for the fourth quarter and fiscal year 2007. The fiscal fourth quarter results include revenues of $132.0 million, net income of $0.34 per share on a diluted non-GAAP basis or $0.27 per share on a diluted GAAP basis and cash flows from operations of $24.4 million.
     Financial highlights for the fiscal year include record new contract awards of $525.0 million, revenues of $516.6 million, net income of $1.27 per share on a diluted non-GAAP basis or $0.98 per share on a diluted GAAP basis and cash flows from operations of $66.7 million.
     “Fiscal year 2007 was another outstanding year for us,” said Mark Dankberg, chairman and CEO of ViaSat. “We exceeded our goals for revenues, earnings and cash flows and continued to strengthen our competitive position in key markets. Fiscal year 2008 should be an exciting year for us too, as we aim to increase sales of recently completed systems and products, while embarking on a series of new and expanded development projects that can set the stage for sustained growth in the next several years.”
Financial Results
     For the fourth quarter and fiscal year ended March 30, 20071 the company reported the following:

(In millions, except per share data)	Q4 2007	Q4 2006	FY 2007	FY 2006
Revenues	$132.0	$118.1	$516.6	$433.8
Net income	$8.6	$5.8	$30.2	$23.5
Diluted per share net income	$0.27	$0.20	$0.98	$0.81
Non-GAAP net income [2]	$10.8	$8.2	$39.1	$28.8
Diluted per share non-GAAP net income [2]	$0.34	$0.28	$1.27	$1.00
Fully diluted weighted average shares	31.8	29.5	30.9	28.9

New orders/Contract awards	$125.6	$133.3	$525.0	$443.7
Sales backlog	$388.7	$374.9	$388.7	$374.9

[1]	ViaSat uses a 52- or 53-week fiscal year which ends on the Friday closest to March 31. ViaSat’s quarters for fiscal year 2007 ended on June 30, 2006, September 29, 2006, December 29, 2006 and March 30, 2007.

[2]	All non-GAAP numbers have been adjusted to exclude the effects of acquisition charges (amortization of intangible assets) and employee equity related compensation expense, including a cumulative one time adjustment to compensation expense to correct certain historical stock option grants. A reconciliation of specific adjustments to GAAP results for these periods is included in the “Non-GAAP Condensed Consolidated Statement of Operations” table contained in this release. A description of our use of non-GAAP information is provided under “Use of Non-GAAP Financial Information.”
—more—

2
Government Segment
     The Government segment quarterly revenues of $68.8 million and record annual revenues of $270.0 million represent a 26.4% increase over the fourth quarter of fiscal year 2006 and a 28.5% increase over the prior fiscal year. The increase in revenues is primarily from information assurance products and development programs.
Commercial Segment
     For the Commercial segment, revenues were $63.2 million for the fourth quarter and a record $245.8 million for the fiscal year. These figures represent a 2.4% decrease over the fourth quarter of fiscal year 2006 and an increase of 7.1% over the prior fiscal year. The decrease in fourth quarter revenues year over year is primarily due to lower sales in our antenna systems business offset mainly by increased sales in our consumer broadband business. The increase in fiscal year revenues year over year is primarily from increased sales in our consumer broadband area offset by reductions in our antenna systems business.
Selected Fiscal Year 2007 and Recent Business Highlights
•	Entered into a new agreement with WildBlue Communications in May 2007 to supply at least their next 500,000 Ka-band satellite terminals for the WildBlue satellite broadband service. Under the agreement, ViaSat will also provide WildBlue with network infrastructure upgrades and software support services.

•	Received record orders for our Multifunctional Information Distribution System (MIDS) terminals and for MIDS Joint Tactical Radio System (MIDS JTRS) engineering development of $140 million, including increasing foreign military sales led by orders from the Turkish Air Force and the Taiwan Ministry of National Defense.

•	Won a multi-year development project to implement Version 3 of the High Assurance Internet Protocol Encryptor Interoperability Specification (HAIPE® IS) on ViaSat AltaSec® inline network encryptors. The award adds software features designed to enable military communicators to establish highly secure encrypted links accessible by future HAIPE devices as the DoD transitions to Internet Protocol version 6 (IP v6).

•	Introduced the AN/PSC-14, the first ruggedized Broadband Global Area Network (BGAN) satellite terminal for secure military voice and broadband IP data communications. The terminal also integrates a ViaSat AltaSec High Assurance Internet Protocol Encryptor (HAIPE) Type 1 security device.

•	Received strategic funded development subcontracts for the follow-on Force XXI Battle Command Brigade and Below — Blue Force Tracking (FBCB2-BFT) satellite network upgrade and additional work-scope for the Family of Advanced Beyond-line-of-sight Terminals (FAB-T) program.
—more—

3
•	Received further support of our leadership in on-the-move access to the Global Information Grid (GIG) with interoperability certification by the Department of Defense (DoD) Joint Interoperability Test Command (JITC) of a Command and Control On-the-Move (C2OTM) satellite communication system that features our ArcLight® satellite networking and AltaSec KG-250 information assurance products.

•	Received incremental orders now totaling 2,000 modems for our MD-1366 Enhanced Bandwidth Efficient Modem (EBEM). The modem is the new DoD standard for high-speed satellite communications at fixed sites, on Navy ships, and for the future Wideband Global System (formerly Wideband Gapfiller).

•	Increased sales of our LinkWay® 2100 VSATs and network management systems to the DoD for federal communication missions, including defense, disaster relief, and homeland security. The LinkWay 2100 modem was designated a “Current Force Modem” as a key component of the DoD push for new technology to enable more modular, mobile forces.

•	Initiated a strategic partnership with Eutelsat Communications to jointly offer affordable, high-quality satellite consumer broadband in unserved markets in Europe. Scheduled to begin operation in June 2007, the service will use Ka-band capacity on the Eutelsat HOT BIRD™ 6 satellite and the ViaSat SurfBeam® DOCSIS® two-way broadband satellite ground system to provide both mobile and fixed broadband access services.

•	Received additional orders from ARINC for SKYLinkSM Airborne Integrated Satellite Communication Terminals for in-flight broadband, as ARINC announced the sale of the 50th set of avionics to its SKYLink launch customer Gulfstream Aerospace.

•	Increased VSAT (Very Small Aperture Terminals) market penetration in Latin America and Asia Pacific with key sales in Ecuador, Chile, Mexico, Papua New Guinea, Australia, China and India, including a follow-on order for another LinkStar® hub and 1,200 VSATs for the Phase 4 expansion of the e-Mexico national network for broadband access to the general population of Mexico via Digital Community Centers (DCCs) and schools.

•	Added technologies to complement our data links and satellite communications businesses with the acquisitions of Intelligent Compression Technologies (ICT) and Enerdyne Technologies. ICT adds leading edge compression and acceleration technologies, while Enerdyne video data links expand ViaSat offerings into growing DoD markets for persistent video surveillance.

—more—

4
Safe Harbor Statement
     Portions of this release, particularly ViaSat’s financial prospects for fiscal year 2008 and beyond, and the “Selected Fiscal Year 2007 and Recent Business Highlights” section, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. ViaSat wishes to caution you that there are some factors that could cause actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including but not limited to: product design flaws or defects; ViaSat’s ability to successfully integrate acquired companies; ViaSat’s ability to perform under existing contracts and obtain additional contracts; ViaSat’s ability to develop new products that gain market acceptance; changes in product supply, pricing and customer or end user demand; changes in relationships with, or the financial condition of, key customers or suppliers; changes in government regulations; changes in economic conditions globally and in the communications markets in particular; increased competition; potential product liability, infringement and other claims; and other factors affecting the communications industry generally. ViaSat refers you to the documents it files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in ViaSat’s most recent Form 10-K and Form 10-Qs. These documents contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.
Conference Call
     ViaSat Inc. will host a conference call to discuss these fiscal year 2007 fourth quarter results at 5:00 PM Eastern Time (ET) on Monday, May 14, 2007. The dial-in number is (800) 573-4840 and (617) 224-4326 internationally. The pass code is 84084044. A replay will be available for 24 hours beginning at 7:00 PM ET on May 14 at (888) 286-8010 and (617) 801-6888 internationally. The pass code is 98870309. You can also access our conference call webcast and other material financial information discussed on our conference call (including any information required by Regulation G) on the Investor Relations Events Calendar page of our corporate Web site (www.viasat.com). The call will be archived and available on that site for at least twelve months immediately following the conference call.
About ViaSat (www.viasat.com)
     ViaSat produces innovative satellite and other communication products that enable fast, secure, and efficient communications to any location. The company provides networking products and managed network services for enterprise IP applications; is a key supplier of network-centric military communications and encryption

5
technologies to the U.S. government; and is the primary technology partner for gateway and customer-premises equipment for consumer and mobile satellite broadband services. The company’s four wholly owned subsidiaries, US Monolithics, Efficient Channel Coding, Enerdyne Technologies, and Intelligent Compression Technologies, design and produce complementary products such as monolithic microwave integrated circuits, DVB-S2 satellite communication components, video data link systems, and data acceleration and compression products. ViaSat has locations in Carlsbad, CA, and Duluth, GA, along with its Comsat Laboratories division in Germantown, MD. Additional field offices are located in Boston, MA, Baltimore, MD, Washington DC, Australia, China, India, Italy, and Spain.
Use of Non-GAAP Financial Information
Non-GAAP net income excludes the effects of acquisition charges (amortization of intangible assets), and the non-GAAP numbers for the fourth quarter and fiscal year 2007 also exclude the effects of employee equity related compensation expense, including a cumulative one time adjustment to compensation expense to correct certain historical stock option grants. Non-GAAP net income is provided to enhance the overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. Further, these adjusted non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles. See the “Non-GAAP Condensed Consolidated Statement of Operations” table for a reconciliation of net income to non-GAAP net income. Non-GAAP information as presented in this press release may not be comparable to similarly titled measures reported by other companies.
HAIPE is a registered trademark of the National Security Agency.
HOT BIRD is a trademark of Eutelsat S.A. Corporation.
DOCSIS is a registered trademark of Cable Television Laboratories Inc.
SKYLink is a service mark of ARINC Incorporated.
Comsat Labs and Comsat Laboratories are tradenames of ViaSat Inc. Neither Comsat Labs nor Comsat Laboratories is affiliated with COMSAT Corporation. “Comsat” is a registered trademark of COMSAT Corporation.

6
Condensed Consolidated Statement of Operations
(Unaudited)
(In thousands, except per share data)

	Three months ended		Twelve months ended
	March 30, 2007	March 31, 2006	March 30, 2007	March 31, 2006
Revenues	$132,028	$118,126	$516,566	$433,823
Operating expenses:
Cost of revenues	94,150	87,711	380,092	325,271
Selling, general & administrative	19,570	16,162	69,896	57,059
Independent research and development	6,450	5,368	21,631	15,757
Amortization of intangible assets	2,300	2,088	9,502	6,806

Income from operations	9,558	6,797	35,445	28,930
Interest, net	822	(130)	1,741	(200)

Income before income taxes and minority interest	10,380	6,667	37,186	28,730
Provision for income taxes	1,679	768	6,755	5,105
Minority interest in net earnings of subsidiary, net of tax	125	141	265	110

Net Income	$8,576	$5,758	$30,166	$23,515

Diluted net income per share	$0.27	$0.20	$0.98	$0.81

Diluted common equivalent shares	31,845	29,486	30,893	28,858
Non-GAAP Condensed Consolidated Statement of Operations
(Unaudited)
(In thousands, except per share data)

	Three months ended		Twelve months ended
	March 30, 2007	March 31, 2006	March 30, 2007	March 31, 2006
Revenues	$132,028	$118,126	$516,566	$433,823
Operating expenses:
Cost of revenues	$93,871	87,010	$378,262	324,570
Selling, general & administrative	18,544	15,476	67,012	56,373
Independent research and development	6,371	5,294	21,358	15,683

Non-GAAP income from operations	13,242	10,346	49,934	37,197
Interest, net	822	(130)	1,741	(200)

Non-GAAP income before income taxes and minority interest	14,064	10,216	51,675	36,997
Provision for income taxes	3,189	1,826	12,319	8,050
Minority interest in net earnings of subsidiary, net of tax	125	141	265	110

Non-GAAP net income	$10,750	$8,249	$39,091	$28,837

Non-GAAP diluted net income per share	$0.34	$0.28	$1.27	$1.00

Diluted common equivalent shares	31,845	29,486	30,893	28,858
AN ITEMIZED RECONCILIATION BETWEEN NET INCOME ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:
GAAP net income	$8,576	$5,758	$30,166	$23,515
Amortization of intangible assets	2,300	2,088	9,502	6,806
Share-based compensation expense:
Cost of revenues	279	701	1,830	701
Selling, general & administrative	1,026	686	2,884	686
Independent research and development	79	74	273	74
Income tax effect	(1,510)	(1,058)	(5,564)	(2,945)

Non-GAAP net income	$10,750	$8,249	$39,091	$28,837

—more—

7
Condensed Consolidated Balance Sheet
(Unaudited)
(In thousands)

			Liabilities and
Assets	March 30, 2007	March 31, 2006	Stockholders’ Equity	March 30, 2007	March 31, 2006

Current Assets:			Current liabilities:
Cash and S-T investments	$103,392	$36,887	Accounts payable	$43,516	$50,577
Accounts receivable, net	139,789	144,715	Accrued liabilities	77,232	40,969
Inventory	46,034	49,883	Line of credit	—	—

Deferred income taxes	9,721	7,008	Total current liabilities	120,748	91,546
Other current assets	9,218	5,960

Total current assets	308,154	244,453	Other liabilities	13,273	7,625

Goodwill	65,958	28,133	Total liabilities	134,021	99,171

Other intangible assets, net	33,631	23,983	Minority interest	1,123	836
Property and equip, net	51,463	46,211
Other assets	24,733	20,525	Total stockholders’ equity	348,795	263,298

	$483,939	$363,305		$483,939	$363,305